Exhibit 24

POWER OF ATTORNEY

WHEREAS, AMEREN CORPORATION, a Missouri corporation (herein referred to as the "Company"), is required to file with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a Registration Statement(s) and any amendments thereto, covering the registration of Common Stock under the Ameren Corporation Savings Investment Plan, as authorized by the Company’s Board of Directors on August 25, 2006, and

WHEREAS, each of the below undersigned is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Gary L. Rainwater and/or Thomas R. Voss and/or Warner L. Baxter and/or Steven R. Sullivan the true and lawful attorneys-in-fact of the undersigned, for and in the name, place and stead of the undersigned, to affix the name of the undersigned to said Registration Statement(s) and any amendments thereto, and, for the performance of the same acts, each with power to appoint in their place and stead and as their substitute, one or more attorneys-in-fact for the undersigned, with full power of revocation; hereby ratifying and confirming all that said attorneys-in-fact may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 25th day of August, 2006:

Susan S. Elliott, Director	/s/ Susan S. Elliott

Gayle P. W. Jackson, Director

James C. Johnson, Director	/s/ James C. Johnson

Richard A. Liddy, Director	/s/ Richard A. Liddy

Gordon R. Lohman, Director

Richard A. Lumpkin, Director	/s/ Richard A. Lumpkin

Charles W. Mueller, Director	/s/ Charles W. Mueller

Douglas R. Oberhelman, Director	/s/ Douglas R. Oberhelman

Harvey Saligman, Director

Patrick T. Stokes, Director	/s/ Patrick T. Stokes

STATE OF MISSOURI      )
                                               ) SS.
COUNTY OF JEFFERSON )

On this 25th day of August, 2006, before me, the undersigned Notary Public in and for said State, personally appeared the above-named directors of Ameren Corporation, known to me to be the persons described in and who executed the foregoing power of attorney and acknowledged to me that they executed the same as their free act and deed for the purposes therein stated.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal.

/s/ Donna S. Bilkey
DONNA S. BILKEY Notary Public- Notary Seal STATE OF MISSOURI-JEFFERSON COUNTY Commission #06900096 My Commission Expires 06/13/2010